UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                        December 29, 1998
        Date of Report (Date of earliest event reported)


             MID-AMERICA APARTMENT COMMUNITIES, INC.
       (Exact Name of Registrant as Specified in Charter)



     TENNESSEE                  1-12762                   62-1543819
(State of Incorporation)  (Commission File Number)      (I.R.S. Employer
                                                     Identification Number)




                  6584 POPLAR AVENUE, SUITE 340
                    MEMPHIS, TENNESSEE 38138
            (Address of principal executive offices)



                         (901) 682-6600
       Registrant's telephone number, including area code





     (Former name or address, if changed since last report)

Item 5. Other events. Following notification of the New York Stock Exchange, the following press release was announced on January 5, 1999:


Memphis, TN: January 5, 1999. Mid-America Apartment Communities, Inc. (MAA:NYSE) today announced that on December 29, 1998 it sold 1 million shares of its 9.5% Series E Cumulative Preferred Stock in a direct placement with a private investor. The Series E Preferred Stock was priced at $25 per share with a dividend payable monthly. The securities have no stated maturity date and will not be subject to any sinking fund. After 5 years, the securities may be required by the purchaser to be redeemed by the Company in (at the Company's selection) cash or common stock at the market price at the time.

MAA received net proceeds of $24,750,000 after offering expenses, which were used to pay down its line of credit.

MAA is a self-advised, self-managed apartment only REIT which owns 34,977 apartments in 13 states, including 1,652 units under construction; there are an additional 927 units in pre- development.


  For further  information,  contact  Simon R.C.  Wadsworth at  (901)682-6668, ext.104 6584 Poplar Ave., Suite 340, Memphis, TN 38138, (901)682-6600
                       FAX: (901)682-6667
                          www.maac.net

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:    January 11, 1999          /s/  Simon R.C. Wadsworth
         -------------------       ----------------------------------------
                                        Simon R.C. Wadsworth
                                        Executive Vice President
                                       (Principal Financial and Accounting
                                        Officer)